United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       May 30, 2008

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (512) 531-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.  Entry into a Material Definitive Agreement.

On May 30, 2008, Perficient, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the guarantors from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto, Silicon Valley Bank, as administrative agent, co-lead arranger and issuing lender, and KeyBank National Association, as co-lead arranger.  The Agreement replaces the Company’s Amended and Restated Loan and Security Agreement dated as of June 3, 2005 and further amended on June 29, 2006.  The Credit Agreement provides for revolving credit borrowings up to maximum principal amount of $50 million, subject to a commitment increase of $25 million as described below, and the issuance of letters of credit in the aggregate amount of up to $500,000 at any one time outstanding, which letters of credit reduce the credit available for revolving credit borrowings.  The Credit Agreement includes procedures for any existing lender to increase its commitment amount or, if such existing lenders decline to increase its commitment amount, for additional financial institutions selected by the Company to become lenders under the agreement, subject to a maximum of $25 million for all such increases in commitments or new or existing lenders.

The credit facility will be used for ongoing general corporate purposes.  At this time, the full amount of the facility is available for future borrowings and letters of credit.

All outstanding amounts owed under the Credit Agreement become due and payable no later than the final maturity date of May 30, 2012, and are subject to acceleration upon the occurrence of events of default which the Company considers usual and customary for an agreement of this type, including failure to make payments under the Credit Agreement, non-performance of covenants and other obligations beyond any applicable grace period, inaccuracy of representations and warranties included in the Credit Agreement and related documents, default in the payment of other indebtedness in excess of  the aggregate principal amount of $250,000, the occurrence of a Change of Control (as defined in the Credit Agreement) or the occurrence of a Material Adverse Effect (as defined in the Credit Agreement).

The obligations under the Credit Agreement are secured by first priority liens on all of the Company’s and its domestic subsidiaries’ assets and a pledge of all of the Company’s equity interests in its domestic subsidiaries.  The Company’s foreign subsidiaries are presently excluded from the Credit Agreement and the security package related thereto and are subject to certain negative covenants that are generally described below.  The Company may prepay all loans under the credit facility at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements.  Any partial prepayments of the loans must be in $1 million increments.

Revolving credit borrowings under the credit facility bear interest at the Company’s option at the administrative agent’s reference rate plus 0.00% to 0.50% or LIBOR plus 2.50% to 3.00%.  The applicable margin varies based on the Company’s consolidated leverage ratio.  The Company will incur quarterly commitment fees based on the unused amount of the credit facilities.  The fees charged for letters of credit include a 1.00% per annum fronting fee.

The Credit Agreement contains various covenants that, among other restrictions, limit the Company’s ability and the ability of its subsidiaries to:

•	Incur indebtedness;
•	Grant liens;
•	Make certain investments;
•	Repurchase more than $50 million in the aggregate of the Company’s capital stock;
•	Sell, transfer, assign or convey assets or engage in certain mergers and acquisitions;
•	Make certain restricted payments;
•	Engage in transactions with affiliates;
•	Make certain amendments to the Company’s organizational documents and material agreements;
•	Change the nature of its business; and
•	Distribute money and assets to certain excluded foreign subsidiaries.

The credit facility also contains covenants requiring the Company to maintain:

•	A Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) as of the last day of any period of twelve consecutive months, measured on a quarterly basis, less than 2.00 to 1.00.
•	A Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the last day of any period of twelve consecutive months, measured on a monthly basis not to exceed 2.75 to 1.00.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure.

On June 2, 2008, the Company issued a press release announcing entry into the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Credit Agreement dated May 30, 2008, by and among Perficient, Inc., as Borrower, the guarantors from time to time parties thereto, as Guarantors, the lenders from time to time parties thereto, Silicon Valley Bank, as Administrative Agent, Co-Lead Arranger and Issuing Lender, and KeyBank National Association, as Co-Lead Arranger.

99.1	Perficient, Inc. Press Release, dated June 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: June 3, 2008	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1
Credit Agreement dated May 30, 2008, by and among Perficient, Inc., as Borrower, the guarantors from time to time parties thereto, as Guarantors, the lenders from time to time parties thereto, Silicon Valley Bank, as Administrative Agent, Co-Lead Arranger and Issuing Lender, and KeyBank National Association, as Co-Lead Arranger.

99.1	Perficient, Inc. Press Release, dated June 2, 2008